UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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NORTHWESTERN MUTUAL SERIES FUND
(Name of Registrant as Specified In Its Charter)

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NOTE:

Prior to communicating with any variable product clients about the shareholders meeting or the proxy materials, please read and abide by the Field Communications Guidelines that are available on LINKnet at Products & Services | Annuities | Investment Option Fact Sheets.

Questions regarding the meeting, the proposals to be presented at the meeting, or restrictions on communications with variable product clients about the meeting, should be directed to the Proxy Information Line at 1-866-950-4640.

NORTHWESTERN MUTUAL SERIES FUND
SHAREHOLDERS MEETING

Frequently Asked Questions ~ September 30, 2016

What is happening?

The Board of Directors of the Northwestern Mutual Series Fund, Inc. (“Series Fund”) has called a special meeting of shareholders to be held on November 9, 2016 to present certain proposals for their approval. A Proxy Statement containing details about the meeting and the proposals has been mailed to all variable contract holders, policy owners and payees receiving payments under a variable annuity payment plan who, as of August 31, 2016, had shares of one or more Portfolios of the Series Fund attributable to their contract or policy (referred to below collectively as the “Policy owners”). The Proxy Statement asks Policy owners to vote on certain proposals affecting the Series Fund.

What proposals are presented in the proxy?

Policy owners are being asked to consider and approve the following proposals, as applicable:

1. To elect eight directors to the Series Fund’s Board of Directors, three of whom are new.

2. To approve a change in the Portfolios’ fundamental investment policy concerning commodities.

3. To approve a change in the classification of the Inflation Protection Portfolio from a “diversified company” to a “non-diversified company”.

4. To transact any other business that may properly come before the meeting or any postponements or adjournments thereof.

What are the important dates to remember?

●	Proxy Mailing to Shareholders:	Commencing on or about September 30, 2016
●	Responses Must Be Received By:	Noon, November 8, 2016
●	Shareholder Meeting:	November 9, 2016

Who is entitled to vote or provide voting instructions?

Shares of the Series Fund’s Portfolios are not sold directly to individuals. Rather, shares are sold to the variable product separate accounts of Northwestern Mutual and to the Series Fund’s Balanced and Asset Allocation Portfolios (the “Allocation Portfolios”), which operate as affiliated fund of funds to achieve their investment objectives. Accordingly, Northwestern Mutual owns all of the outstanding shares of the Series Fund (either directly or indirectly through the Allocation Portfolios) and is therefore the sole shareholder.

Only shareholders of record (i.e., Northwestern Mutual directly or indirectly through the Allocation Portfolios) are entitled to vote at the shareholder meeting. However, Northwestern Mutual intends to pass through its voting rights to Policy owners, and is seeking instructions from each Policy owner as to how it should vote shares of the Series Fund Portfolios that are attributable to the Policy owner’s variable annuity contract and/or variable life policy.

All Policy owners have the right to instruct Northwestern Mutual how to vote their shares with respect to Proposals 1 and 2. Proposal 3 affects only the Inflation Protection Portfolio. Policy owners who owned variable annuity contracts or variable life policies, and persons who were receiving payments under variable annuity payment plans, at the close of business on August 31, 2016, are entitled to provide Northwestern Mutual with voting instructions for the shares of the Portfolios attributable to their contracts or policies.

How will the shares be voted?

At the shareholder meeting, Northwestern Mutual will vote the shares of the Series Fund in accordance with the instructions received from Policy owners. Shares as to which no timely instructions are received will be voted by Northwestern Mutual in proportion to the instructions received from those Policy owners who furnish timely instructions.

As stated above, the Allocation Portfolios each operate as an affiliated fund of funds by investing in other Portfolios of the Series Fund (each, an “Underlying Portfolio”). Mason Street Advisors, investment adviser to the Series Fund and wholly owned subsidiary of Northwestern Mutual, will vote shares of each Underlying Portfolio held by the Allocation Portfolios in the same proportion as the voting instructions received by Northwestern Mutual from those Policy owners who furnish timely instructions for each Underlying Portfolio.

How can Policy owners provide voting instructions?

Once Policy owners have received and reviewed the Proxy Statement, Policy owners may provide voting instructions in one of three ways:

●	Mail – by signing and returning the Voting Instruction Card(s) enclosed with their Proxy Statement.
●	Telephone – by calling 1-800-690-6903.
●	Online – by visiting www.proxyvote.com.

If a Policy owner wants to vote by phone or online, he or she will need the control number(s) appearing on the Voting Instruction Card(s).

Who may clients or Financial Representatives call with questions?

The Proxy Statement instructs clients to call either their Financial Representative or the Proxy Information Line at 1-866-950-4640, which is the number Financial Representatives can also call with questions.

What if my client asks me how to vote on a proposal?

You should not instruct any Policy owner on how to vote. You may, however, indicate that the Series Fund Board of Directors recommends Policy owners approve all proposals presented in the Proxy Statement.

How may I obtain a copy of the Proxy Statement?

If you would like to receive and review a copy of the Proxy Statement and sample Voting Instruction Card(s), you may call the Proxy Information Line at 1-866-950-4640. Or, you may view the Proxy Statement on LINKnet at Products & Services | Annuities | Investment Option Fact Sheets.

INFORMATION REGARDING EACH PROPOSAL IN THE PROXY
STATEMENT IS PROVIDED BELOW. YOU SHOULD REFER TO THE
PROXY STATEMENT FOR COMPLETE DETAILS REGARDING
THE MEETING AND EACH OF THE PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS OF NORTHWESTERN MUTUAL SERIES FUND
(pertains to all Portfolios)

Why are directors being elected at this time?

The Board currently consists of six directors, five independent directors (all of whom have been previously elected by shareholders) and one interested director (who was appointed by the Board to fill a vacancy created in 2015 and who has not been previously elected by shareholders). One of the independent directors, Michael G. Smith, is scheduled to retire from the Board effective December 31, 2016, in accordance with provisions of the Series Fund’s By-laws relating to director term limits. The Board is seeking to add an independent director to fill the vacancy that will be created by Mr. Smith upon his retirement from the Board. In addition, the Board seeks to add two additional independent directors in anticipation of the scheduled retirements of two of the other current independent directors at the end of calendar years 2019 and 2020 as a result of term limits under the By-laws.

Applicable law requires that a certain number of directors be approved by shareholders. While the Board would be able to fill the vacancy created by Mr. Smith’s retirement on its own, it could not appoint an additional independent director on its own, or fill any future vacancies created by the resignation or retirement of another current independent director following Mr. Smith’s retirement and the appointment of his replacement, because less than the required number of directors would have been elected by shareholders under applicable law.

Therefore, the Board is seeking to re-elect the existing directors (except Mr. Smith) and to elect three new independent directors in order to provide for the continued efficient conduct of the Series Fund’s business and to provide the Board with flexibility to address future changes in the Board.

What are the responsibilities of the Board?

The Board is responsible for the general oversight of the business of the Series Fund and for ensuring the Portfolios are managed in the best interest of each Portfolio’s respective investors. The Board periodically reviews the Portfolios’ investment performance and the quality of the services provided to the Portfolios and their shareholders by the Portfolios’ service providers. The Board typically holds regular meetings in person four times a year. In addition, the Board or any committee may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting.

How long would each nominee serve?

The Series Fund’s By-laws provide that a director shall retire at the end of the calendar year in which the first of the following two events occurs: (i) he or she attains the age of seventy-three (73), or (ii) he or she has served a term or successive terms totaling thirteen (13) years, commencing on the date of his or her election or appointment to the Board. The Proxy Statement applies these terms to each of the director nominees standing for election or re-election at the shareholder meeting.

Because the Series Fund does not hold regular annual meetings of shareholders, and subject to the term limits and mandatory retirement provisions described above, each nominee would hold office for an indefinite term until his or her successor is elected and qualified, or until he or she otherwise dies, retires, resigns, is removed or becomes disqualified.

Who is entitled to vote on the election of directors?

Shareholders of all of the Portfolios will vote together on the election of directors.

PROPOSAL 2

APPROVAL OF A CHANGE IN THE PORTFOLIOS’ FUNDAMENTAL INVESTMENT POLICY
CONCERNING COMMODITIES
(pertains to all of the Portfolios)

What are Shareholders being asked to approve?

Applicable law requires mutual funds, like the Portfolios, to establish and disclose in their registration statements certain “fundamental” investment policies, including an investment policy concerning the purchase and sale of commodities. Shareholder approval is required to change a fundamental policy.

Shareholders are being asked to approve a modification to the Portfolios’ current fundamental investment policy concerning commodities, which would include the removal of a related parenthetical note to the current policy.

Why are Policy owners being asked to approve the proposed change?

The modification seeks to simplify the current policy and provide the Portfolios with greater flexibility with respect to the use of derivatives and other financial instruments that may be deemed to be commodities or commodity interests in pursuing their investment objectives and strategies.

While the current policy concerning commodities is intended to provide broad authority to the Portfolios with respect to such investments, the proposed policy would clarify that the Portfolios may invest in such commodity related investments to the fullest extent permitted under applicable laws, regulations, and interpretations of the SEC and other regulators with authority over the Portfolios.

The financial markets and regulatory environment relating to the use of commodity related investments by mutual funds continues to evolve. While the laws governing mutual funds do not directly limit a Portfolio’s ability to invest directly in commodities, the proposed policy is intended to give the Portfolios greater flexibility to adapt to future changes without the delay and expense of first holding a shareholder meeting to obtain approval. Without such flexibility, the current policy may become outdated over time and unnecessarily restrict the Portfolios in the future from taking advantage of such investments for the benefit of their investors.

Would the Proposal result in any changes to how the Portfolios are being managed?

The changes would not alter the investment strategy or principal risk profile of any Portfolio, nor would they affect the manner in which the Portfolios have been managed with respect to any derivative or commodity related investment. The Portfolios would continue to be managed in accordance with applicable law and the terms of the prospectus and statement of additional information.

Importantly, no material change would be made to the manner in which a Portfolio currently invests or operates without prior approval of the Board of Directors and an update to the prospectus and statement of additional information, which would be communicated to shareholders, if necessary.

Who is entitled to vote on the proposal?

Shareholders of each of the Portfolios will vote on the proposal separately and the proposal will be implemented for each Portfolio that approves it, without regard as to the outcome of the vote by the other Portfolios.

PROPOSAL 3

APPROVAL OF A CHANGE IN THE CLASSIFICATION OF THE
INFLATION PROTECTION PORTFOLIO TO A “NON-DIVERSIFIED” PORTFOLIO
(pertains only to the Inflation Protection Portfolio)

What are Shareholders being asked to approve?

The Board is proposing to reclassify the Inflation Protection Portfolio from a “diversified” fund to a “non-diversified” fund, as defined under the Investment Company Act of 1940.

Under the Investment Company Act of 1940, a fund that is classified as “diversified” must meet certain statutory restrictions that limit (1) the amount of the fund’s assets that may be invested in any one issuer, and (2) the amount of voting securities of any one issuer that may be acquired. A fund that is “non-diversified” is not subject to those restrictions and, as a result, may invest a larger percentage of its assets in fewer issuers and acquire more voting securities of any one issuer.

Why are Policy owners being asked to approve the proposed change?

The Inflation Protection Portfolio was initially classified as diversified. At a shareholder meeting in 2012, the Inflation Protection Portfolio’s shareholders approved its reclassification as non-diversified. However, the Inflation Protection Portfolio has operated as diversified for more than three consecutive years. According to rules under the Investment Company Act of 1940 and the position of the SEC staff, if a non-diversified fund operates as diversified by meeting the statutory test for more than three consecutive years, it will automatically become diversified by operation of law. Accordingly, the Inflation Protection Portfolio’s classification has changed back to, and it is once again, a diversified fund.

Shareholders are being asked to restore the Portfolio’s non-diversified classification. Shareholder approval is required under the Investment Company Act of 1940 to change a fund’s classification from diversified to non-diversified.

If the proposal is approved, the Inflation Protection Portfolio will have greater flexibility in pursuing investment opportunities because it will not be subject to the investment restrictions of a “diversified” fund. In addition, because of restrictions applicable to insurance product funds, the Inflation Protection Portfolio seeks to obtain synthetic exposure to inflation protected securities through the use of swaps and other derivative instruments. If the current regulatory requirements for diversification testing under the Investment Company Act change such that counterparties to derivatives positions are required to be treated as “issuers,” then the approval of the proposal would afford the Portfolio greater flexibility to use fewer counterparties in connection with its exposure to inflation protected securities through derivatives without the delay and expense of first holding a shareholder meeting and seeking approval.

What are the risks to the Inflation Protection Portfolio of the reclassification?

The increased investment flexibility may make the Inflation Protection Portfolio more susceptible to economic, business, political, regulatory, credit and other risk factors affecting the particular issuers in which it invests because larger investments may have a greater effect on a non-diversified fund’s performance. Therefore, the Inflation Protection Portfolio may be more exposed to the risks of loss and volatility from individual holdings than a “diversified” fund that invests more broadly.

Who is entitled to vote on the proposal?

Only Policy owners of the Inflation Protection Portfolio will vote on this proposal.

Important Disclosure Information

The information contained herein is not an offer to sell, nor a solicitation of an offer to buy, shares of any investment company, nor is it a solicitation of any proxy. Investors are urged to read the proxy statement filed with the SEC for complete and important information regarding the proxy materials above, including the identity of all participants in the solicitation of proxies. Shareholders may obtain free copies of the proxy statement by visiting the SEC’s website at www.sec.gov.